                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                               SUCCESSORIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                 [COMPANY NAME]
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                               SUCCESSORIES, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 25, 2000

To the Shareholders of Successories, Inc.:

     Notice is hereby given that the annual meeting of shareholders of Successories, Inc., an Illinois corporation (the "Company"), will be held at Stonebridge Country Club, 2705 Stonebridge Boulevard, Aurora, Illinois 60504 on Tuesday, July 25, 2000 at 10:00 A.M., Central Daylight Savings Time, for the following purposes:

     1. To elect two (2) Class I directors, two (2) Class II directors and one
(1) Class III director for the terms specified in the proxy statement or until their successors are elected and qualified;

     2. To ratify the appointment of Crowe, Chizek and Company, LLP as independent accountants for the fiscal year ending February 3, 2001; and

     3. To transact such other business as may properly come before the meeting.

     Shareholders of record as of the close of business June 2, 2000 will be entitled to vote at the annual meeting. Shares should be represented as fully as possible, since a majority is required to constitute a quorum.

     Please mark, sign, date and mail the accompanying proxy card in the enclosed self-addressed, postage paid envelope, whether or not you expect to attend the meeting in person. You may revoke your proxy at the meeting should you be present and desire to vote your shares in person, and you may revoke your proxy for any reason at any time prior to the voting thereof, either by written revocation prior to the meeting or by appearing at the meeting and voting in person. Your cooperation is respectfully solicited.

                                          By Order of the Board of Directors,

                                          /s/ Gregory J. Nowak
                                          GREGORY J. NOWAK
                                          Secretary

Aurora, Illinois
June 5, 2000

                               SUCCESSORIES, INC.
                                2520 DIEHL ROAD
                             AURORA, ILLINOIS 60504
                                  630-820-7200
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 25, 2000

                                  INTRODUCTION

     The enclosed proxy is solicited on behalf of the Board of Directors of Successories, Inc. (the "Company") in connection with the annual meeting of shareholders to be held on Tuesday, July 25, 2000 at 10:00 A.M., Central Daylight Savings Time, and any adjournment thereof ("Annual Meeting"), at Stonebridge Country Club, 2705 Stonebridge Boulevard, Aurora, Illinois 60504.

     The cost of proxy solicitation will be borne by the Company. In addition to the solicitation of proxies by mail, certain officers and other regular employees of the Company may devote part of their time (but will not be specifically compensated therefor) to solicitation by telegraph, telephone or in person. Proxies may be revoked at any time prior to voting. Revocation may be done prior to the meeting by written revocation sent to the Secretary of the Company, Successories, Inc., 2520 Diehl Road, Aurora, Illinois 60504, by oral or written request at the Annual Meeting.

     This proxy statement will be first mailed or delivered to shareholders on or about June 5, 2000.

                   RECORD DATE; VOTING SECURITIES OUTSTANDING

     The close of business on June 2, 2000 is the record date for determining the holders of common stock, $.01 par value ("Common Stock"), of the Company entitled to notice of and to vote at the Annual Meeting.

     As of May 5, 2000, the Company had an aggregate of 8,098,312 outstanding voting securities consisting of 6,949,716 shares of Common Stock, 503,092 shares of Series A Convertible Preferred Stock, $.01 par value, which are convertible into 503,092 shares of Common Stock and 101,667 shares of Series B Convertible Preferred Stock, $.01 par value, which are convertible into 645,504 shares of Common Stock. Presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. A broker non-vote (where a broker submits a proxy but does not have authority to vote a customer's shares on one or more matters) is not considered entitled to vote and is not counted in determining voting results. If a shareholder, present in person or by proxy, abstains on any matter, that shareholder's shares are treated as present and entitled to vote. Thus, an abstention from voting on a matter has the same legal effect as a vote "AGAINST" the matter.

                               SECURITY OWNERSHIP

     The following table sets forth, with respect to the Company's Common Stock, all persons known to be the beneficial owner of more than 5% of the Company's Common Stock as of May 5, 2000.

                                                 NUMBER OF SHARES
                                                  AND NATURE OF
                                                    BENEFICIAL
               BENEFICIAL OWNER                    OWNERSHIP(1)     PERCENT OF CLASS
               ----------------                  ----------------   ----------------
                                                                          14.50%
Corbin & Company...............................      1,007,150(2)
                                                                          13.17%
Arnold M. Anderson.............................        954,580(3)
                                                                           9.75%
Jack Miller....................................        748,997(4)
                                                                           7.68%
Dimensional Fund Advisors......................        532,300(5)
                                                                           6.96%
R. Scott Morrison, Jr..........................        483,794(6)

---------------
(1) Nature of beneficial ownership is direct unless otherwise indicated by footnote. Beneficial ownership as shown in the table arises from sole voting and investment power unless otherwise indicated by footnote.

(2) According to a Schedule 13G/A dated February 11, 2000 and filed with the Securities and Exchange Commission (the "SEC"), Corbin & Company, a registered investment advisor, had shared voting and shared dispositive power over 1,007,150 shares. The address of Corbin & Company is 6300 Ridglea Place, Suite 1111, Fort Worth, Texas 76116.

(3) Includes 299,000 shares subject to immediately exercisable options and warrants; 80,290 shares held by Mary Margaret Anderson (his wife); 175,000 shares held in trust by Mary Margaret Anderson as trustee, as to which Mr. Anderson has sole voting and investment power; 1,500 shares held in trust by Mr. Anderson as trustee, as to which Mr. Anderson has sole voting and investment power; and 2,400 shares held in the name of his son. Mr. Anderson's address is c/o Successories, Inc., 2520 Diehl Road, Aurora, Illinois 60504.

(4) The Jack Miller Family Limited Partnership #1, of which the general partner is the Jack Miller Trust dated January 18, 1984 and the sole trustee of the trust is Jack Miller, owns (i) 412,371 shares of Series A Convertible Preferred Stock, par value $.01 per share, of the Company, which as of May 5, 2000 are convertible into 412,371 shares of the Company's Common Stock; and (ii) 50,000 shares of Series B Convertible Preferred Stock, par value $.01 per share, of the Company, which as of May 5, 2000 are convertible into 317,460 shares of the Company's Common Stock. The address of The Jack Miller Limited Partnership #1 is 475 Half Day Road, Suite 100, Lincolnshire, Illinois 60069. Includes 12,584 shares held in trust by Mr. Miller, as trustee, as to which Mr. Miller has sole voting and investment power; includes 4,082 shares held by Goldie Wolfe (his wife); and 2,500 shares subject to immediately exercisable options.

(5) According to a Schedule 13G dated February 4, 2000 and filed with the SEC, Dimensional Fund Advisors, a registered investment advisor, had sole voting and sole dispositive power over 532,300 shares. The address of Dimensional Fund Advisors is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(6) Includes 341,294 shares held in trust by Mr. Morrison as trustee, as to which Mr. Morrison has sole voting and investment power; 65,000 shares held by Mr. Morrison as trustee for a family limited partnership; 75,000 shares held by Norma A. Morrison (his wife) and 2,500 shares subject to immediately exercisable options. Mr. Morrison's address is c/o Morrison Properties, 243
    N. E. Fifth Avenue, Delray Beach, Florida 33483.

     The following table sets forth, as of May 5, 2000, information with respect to the shares of Common Stock beneficially owned by: (i) each director and nominee; (ii) the Chief Executive Officer; (iii) the other most highly compensated executive officers; and (iv) all directors and executive officers as a group.

                                               NUMBER OF SHARES
                                                AND NATURE OF
                                                  BENEFICIAL          PERCENT OF
              BENEFICIAL OWNER                   OWNERSHIP(1)           CLASS+
              ----------------                 ----------------    ----------------
Arnold M. Anderson...........................         954,580(2)        13.17%
Howard I. Bernstein..........................          82,474(3)         1.17%
John F. Halpin...............................          23,286(4)            *
Lawrence A. Hodges...........................               0               0%
Leslie Nathanson Juris.......................               0               0%
Michael H. McKee.............................         122,092(5)         1.74%
Jack Miller..................................         748,997(6)         9.75%
R. Scott Morrison, Jr........................         483,794(7)         6.96%
Gary J. Rovansek.............................          43,936(8)            *
All of the directors and executive officers
  as a group (12 persons)....................       2,485,012(9)        30.21%

---------------

   + Includes number of shares of Common Stock into which Convertible Preferred
     Stock could be converted.

   * Percentage represents less than 1% of the total shares of Common Stock outstanding as of May 5, 2000.

(1) Nature of beneficial ownership is direct unless otherwise indicated by footnote. Beneficial ownership as shown in the table arises from sole voting and investment power unless otherwise indicated by footnote.

(2) See note 3 to the previous beneficial ownership table regarding nature of stock ownership.

(3) The Howard I. Bernstein Declaration of Trust Dated 4/28/87, of which Mr. Bernstein is trustee, owns 82,474 shares of Series A Convertible Preferred Stock, par value $.01 per share, of the Company, which as of May 5, 2000, are convertible into 82,474 shares of the Company's Common Stock.

(4) Includes 21,286 shares subject to immediately exercisable options.

(5) Includes 8,844 shares held by Michael H. McKee; 25,918 shares held by Michael McKee and Cassandra McKee (his wife) as joint tenants; 330 shares held by Cassandra McKee; and 87,000 shares subject to immediately exercisable options.

(6) See note 4 to the previous beneficial ownership table regarding nature of stock ownership.

(7) See note 6 to the previous beneficial ownership table regarding nature of stock ownership.

(8) Includes 1,667 shares of Series B Convertible Preferred Stock, par value $.01 per shares, of the Company, which as of May 5, 2000, are convertible into 10,584 shares of the Company's Common Stock; and includes 20,000 shares subject to immediately exercisable options.

(9) Includes 452,986 shares subject to options and warrants exercisable within sixty days; and shares as to which voting and/or investment powers are shared.

                                     ITEM 1

                             ELECTION OF DIRECTORS

     It is intended that the shares represented by the enclosed proxy will be voted, unless indicated otherwise or such votes are withheld in accordance with the instructions contained in the proxy, for the election of the nominees for Director named below. The numbers of Class I, II and III Directors are presently fixed at two, two and three, respectively. In the event that any nominee for Director should become unavailable for election as such, which is not anticipated, the Board of Directors in its discretion may designate a substitute nominee, in which event such shares will be voted for such substitute nominee. Provided a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy is required for the election of each nominee.

     The identity of each nominee and his or her term is indicated below.

                                    CLASS I

                          (TERM EXPIRING IN YEAR 2002)

                              Howard I. Bernstein
                               Lawrence A. Hodges

                                    CLASS II

                          (TERM EXPIRING IN YEAR 2003)

                             Leslie Nathanson Juris
                             R. Scott Morrison, Jr.

                                   CLASS III

                          (TERM EXPIRING IN YEAR 2001)

                                  Jack Miller

     Directors hold office until the Annual Meeting in the fiscal year in which their terms expire and until their respective successors have been elected and qualified.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.

           INFORMATION CONCERNING NOMINEES AND CONTINUING DIRECTORS:

                               TERM     DIRECTOR
NOMINEES FOR DIRECTOR:  AGE   EXPIRES    SINCE     PRINCIPAL OCCUPATION FOR LAST FIVE YEARS
----------------------  ---   -------   --------   ----------------------------------------
Howard I. Bernstein     70     2002                Director and President of Howard I.
  (2)(3)....                              1999     Bernstein, LTD., a consulting firm
                                                   specializing in finance, mergers and
                                                   acquisitions, since 1987. Director of
                                                   J.H. Chapman Group, LTD. and J.H.
                                                   Chapman Group, LLC.
Lawrence A. Hodges...   51     2002       2000     President and Chief Executive Officer of
                                                   Mrs. Fields Original Cookies, Inc., a
                                                   premium snack-food provider, since March
                                                   1994, and a Director since April 1993.
                                                   Director of Ameristar Casinos, Inc. and
                                                   Coinstar, Inc.

                               TERM     DIRECTOR
NOMINEES FOR DIRECTOR:  AGE   EXPIRES    SINCE     PRINCIPAL OCCUPATION FOR LAST FIVE YEARS
----------------------  ---   -------   --------   ----------------------------------------
Leslie Nathanson        53     2000                Founding partner of Roberts, Nathanson &
  Juris.....                              2000     Wolfson, a consulting firm specializing
                                                   in implementing strategy and managing
                                                   complex organizational change. Prior to
                                                   January 1, 1999, managing director of
                                                   Roberts, Nathanson & Wolfson, a position
                                                   held for more than the past five years.
Jack Miller             71     2001                Chairman of the Board of the Company
  (1)(2)(4)...                            1999     since October 1999 and consultant for
                                                   Quill Corporation, an office products
                                                   supplier, from December 1999; prior
                                                   thereto, Founder, President and Chief
                                                   Executive Officer of Quill Corporation
                                                   from June 1956 to December 1999.
R. Scott Morrison, Jr.  59     2000                Owner, operator and investor in various
  (3)(4)....                              1999     hotel products and real estate entities
                                                   since 1988. Co-founder of and an
                                                   investor in the Extended Stay America
                                                   national hotel chain.
CONTINUING DIRECTORS:
Arnold M. Anderson...   55     2001       1990     Founder of the Company and Chairman
                                                   Emeritus since October 18, 1999; prior
                                                   thereto, Chairman of the Board, Director
                                                   and Chief Executive Officer since June
                                                   1998; prior thereto, Chairman of the
                                                   Board and Director for the Company since
                                                   May 1997; prior thereto, Chief Executive
                                                   Officer, President, Chairman of the
                                                   Board and Director for the Company and
                                                   its predecessor since October 1990;
                                                   prior thereto, Chairman and President of
                                                   the predecessors to the Company's
                                                   subsidiaries.
Gary J. Rovansek        57     2001                President and Chief Executive Officer of
  (1).......                              1998     the Company since October 18, 1999;
                                                   prior thereto, President and Chief
                                                   Operating Officer since November 1998;
                                                   prior thereto, President and Director of
                                                   J.C. Whitney & Co, an automotive
                                                   products company, since January 1994;
                                                   prior thereto, President of Horticulture
                                                   Division of Foster & Gallagher, Inc.
                                                   since 1993; prior thereto, President of
                                                   Reliable Corporation, an office products
                                                   supplier, since 1988.

---------------

(1) Member of the Executive Committee.

(2) Member of the Audit Committee.

(3) Member of the Compensation and Stock Option Committee.

(4) Member of the Director Nominating Committee.

     The Board of Directors held ten meetings during the fiscal year ended January 29, 2000. All Directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by each committee of the Board on which such Directors served. In addition to the Executive Committee, the Board of Directors of the Company has a standing Audit Committee, Compensation and Stock Option Committee and Director Nominating Committee.

     The Audit Committee held two meetings during the fiscal year ended January 29, 2000. This Committee is responsible for reviewing with the Company's financial management and its independent auditors, the proposed audit program for each fiscal year, the results of the audits and the adequacy of the Company's systems of internal accounting control. The Committee recommends to the Board of Directors the appointment of the independent auditors for each fiscal year. Directors Bernstein and Miller are members of this Committee.

     The Compensation and Stock Option Committee held three meeting during the fiscal year ended January 29, 2000. This Committee is responsible for annually reviewing the salaries and bonuses of all executive officers and administering the Company's Stock Option Plan. Directors Bernstein and Morrison are members of this Committee.

     The Director Nominating Committee held no meeting during the fiscal year ended January 29, 2000. This Committee is responsible for reviewing candidates for the Board of Directors. Directors Miller and Morrison are members of this Committee. The Committee will consider nominees recommended by security holders provided such recommendations are submitted to the Committee in writing.

              COMPENSATION AND OTHER TRANSACTIONS WITH MANAGEMENT

SUMMARY COMPENSATION TABLE

     The Summary Compensation Table below includes, for each of the fiscal years ended January 29, 2000, January 30, 1999 and January 31, 1998, individual compensation for services to the Company and its subsidiaries paid or awarded to, or earned by: (i) the Chief Executive Officer of the Company at January 29, 2000; and (ii) the four most highly compensated executive officers of the Company (collectively, the "Named Officers").

                                                                         LONG TERM
                                                                        COMPENSATION
                                             ANNUAL COMPENSATION           AWARDS
                                        -----------------------------   ------------
                                                         OTHER ANNUAL    SECURITIES     ALL OTHER
                                        SALARY   BONUS   COMPENSATION    UNDERLYING    COMPENSATION
 NAME AND PRINCIPAL POSITIONS    YEAR     ($)     ($)        ($)         OPTIONS(#)         $
 ----------------------------    ----   -------  ------  ------------   ------------   ------------
Gary J. Rovansek                 2000   225,000       0       0                 0           223(1)
  President and Chief            1999(2)  38,942      0       0           100,000(3)        500(1)
  Executive Officer
Arnold M. Anderson               2000(4) 225,000      0       0                 0         1,312(5)
  Founder and                    1999   203,846       0       0                 0           730(5)
  Chairman Emeritus              1998   192,308  50,000       0                 0         4,600(5)
Michael H. McKee                 2000   150,000       0       0            85,000(6)          0
  Senior Vice President          1999   150,000  10,000(7)      0               0         1,177(8)
  And Creative Director          1998   144,231  25,000       0            50,000(9)          0
Steven D. Kuptsis                2000(10) 152,885      0      0            10,000(11)       612(8)
  Senior Vice President,         1999   150,000  10,000(12)      0         15,000(13)       438(8)
  Chief Administrative           1998(14)  56,539      0      0            25,000(15)         0
  Officer and
  Chief Financial Officer
John F. Halpin                   2000   130,000       0       0            10,000(11)     1,500(8)
  Senior Vice President,         1999   130,000  10,000(12)      0         15,000(13)     1,510(8)
  Direct Marketing               1998   115,192       0       0             7,142(16)         0
  Division

---------------

 (1) Represents matching contributions to the Company's 401(k) plan for the benefit of the executive officer of $173 and $0 for 2000 and 1999, respectively; and club membership fees of $50 and $500 for 2000 and 1999, respectively.

 (2) Represents amounts paid to Mr. Rovansek since he was employed as President of the Company on November 30, 1998. On October 18, 1999, Mr. Rovansek was also named Chief Executive Officer.

 (3) Includes options to purchase 80,000 shares of Common Stock granted November 30, 1998 pursuant to the Company's Stock Option Plan; such options vest and become exercisable as follows: 42% after one year, 83% after two years and 100% after three years. Vesting commences on November 30, 1999 and the options expire on November 30, 2008. Includes options to purchase 20,000 shares of Common Stock granted November 30, 1998 separate and aside from the Company's Stock Option Plan; such options vest and become exercisable on November 30, 2001 and expire on November 30, 2008.

 (4) Mr. Anderson was named Founder and Chairman Emeritus on October 18, 1999.

 (5) Represents matching contributions to the Company's 401(k) plan for the benefit of the executive officer of $1,212, $0 and $0 for 2000, 1999 and 1998, respectively; and club membership dues of $100, $730 and $4,600 for 2000, 1999 and 1998, respectively.

 (6) Includes options to purchase 5,000 shares of Common Stock granted April 8, 1999 pursuant to the Company's Stock Option plan; such options vest and become exercisable in five cumulative annual increments of 20% of the initial grant, commencing April 8, 2000 and expiring April 8, 2009. Includes options to purchase 5,000 shares of Common Stock granted April 8, 1999 separate and aside from the

     Company's Stock Option Plan; such options vest and become exercisable in five cumulative annual increments of 20% of the initial grant, commencing April 8, 2000 and expiring April 8, 2009. Includes options to purchase 75,000 shares of Common Stock granted June 1, 1999 separate and aside from the Company's Stock Option Plan; such options vest and become exercisable in five cumulative annual increments of 20% of the initial grant, commencing June 1, 2000 and expiring June 1, 2009.

 (7) In lieu of an increase in his base salary, Mr. McKee received a bonus.

 (8) Represents matching contributions to the Company's 401(k) plan made by the Company for the benefit of the executive officer.

 (9) Represents options granted May 20, 1997 pursuant to the Company's Stock Option Plan; such options vest and become exercisable in five cumulative annual increments of 20% of the initial grant, commencing May 20, 1998 and expiring May 20, 2007.

(10) Mr. Kuptsis resigned from the Company effective February 25, 2000.

(11) Includes options to purchase 5,000 shares of Common Stock granted April 8, 1999 pursuant to the Company's Stock Option plan; such options vest and become exercisable in five cumulative annual increments of 20% of the initial grant, commencing April 8, 2000 and expiring April 8, 2009. Includes options to purchase 5,000 shares of Common Stock granted April 8, 1999 separate and aside from the Company's Stock Option Plan; such options vest and become exercisable in five cumulative annual increments of 20% of the initial grant, commencing April 8, 2000 and expiring April 8, 2009.

(12) Sign-on bonus for Messrs. Kuptsis and Halpin. Sign-on bonus relates to fiscal years ended 1998 and 1997, respectively.

(13) Represents options granted October 1, 1998 pursuant to the Company's Stock Option Plan; such options vest and become exercisable in five cumulative annual increments of 20% of the initial grant, commencing October 1, 1999, and expire on October 1, 2008.

(14) Represents amounts paid to Mr. Kuptsis since he became employed by the Company on September 17, 1997.

(15) Represents options granted September 17, 1997 pursuant to the Company's Stock Option Plan; such options vest and become exercisable in five cumulative annual increments of 20% of the initial grant, commencing September 17, 1998, and expire on September 17, 2007.

(16) Represents options granted June 2, 1997 pursuant to the Company's Stock Option Plan; such options vest and become exercisable in five cumulative annual increments of 20% of the initial grant, commencing June 2, 1998, and expire on June 2, 2007.

     The tables below set forth certain information with respect to options held by the Named Executive Officers.

                       OPTIONS GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                                                                            RATES OF STOCK PRICE
                                 NUMBER OF    PERCENT OF TOTAL                                APPRECIATION FOR
                                 SECURITIES   OPTIONS GRANTED    EXERCISE OR                   OPTION TERM ($)
                                 UNDERLYING   TO EMPLOYEES IN    BASE PRICE    EXPIRATION   ---------------------
                                  OPTIONS     FISCAL YEAR (%)      ($/SH.)        DATE         5%          10%
                                 ----------   ----------------   -----------   ----------   ---------   ---------
Gary J. Rovansek...............        --             --               --             --          --          --
Arnold M. Anderson.............        --             --               --             --          --          --
Michael H. McKee...............    75,000             60%           2.875       06/01/09     135,605     343,651
                                   10,000              8%           2.625       04/18/09      16,509      41,836
Steven D. Kuptsis..............    10,000              8%           2.625       04/08/09      16,509      41,836
John F. Halpin.................    10,000              8%           2.625       04/08/09      16,509      41,836

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTIONS/SAR VALUE

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED             IN-THE-MONEY
                                    SHARES                       OPTIONS/SARS(#)               OPTIONS/SARS($)
                                 ACQUIRED ON     VALUE         AT JANUARY 29, 2000         AT JANUARY 29, 2000(1)
                                   EXERCISE     REALIZED   ---------------------------   ---------------------------
                                     (#)          ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                 ------------   --------   -----------   -------------   -----------   -------------
Gary J. Rovansek...............       --           --         20,000        80,000           --               --
Arnold M. Anderson.............       --           --        299,000         2,000           --               --
Michael H. McKee...............       --           --         87,000        90,500           --               --
Steven D. Kuptsis..............       --           --         15,000        35,000           --               --
John F. Halpin.................       --           --         21,286        30,856           --               --

---------------

(1) Value is based on the difference between the exercise price and fair market value at January 28, 2000, the last day during the fiscal year for which market prices are available ($1.875 per share as quoted on the Nasdaq National Market), multiplied by the number of shares underlying the option.

              BOARD COMPENSATION AND STOCK OPTION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Company's compensation philosophy is comprised of several elements designed to attract and retain key personnel, reward outstanding performance and link executive pay to long-term Company performance. These elements consist of a base salary, annual bonus compensation relating pay to performance and long-term incentive awards designed to align executive interests with shareholder interests.

BASE SALARY

     The base salary of Arnold M. Anderson was established pursuant to an employment agreement dated March 1, 1996, whereby Mr. Anderson received a minimum base salary of $200,000 per year annually for a period of three years and the opportunity to earn a bonus each year. Effective December 6, 1998, Mr. Anderson's base salary increased to $225,000.

     As Chief Executive Officer, the base salary of Gary J. Rovansek was established pursuant to an employment agreement dated October 29, 1998, whereby Mr. Rovansek receives a minimum base salary of $225,000 per year annually for a period of three years and the opportunity to earn a bonus each year.

     The base salary of Michael H. McKee was established pursuant to an employment agreement dated June 1, 1999, whereby Mr. McKee receives a minimum base salary of $150,000 per year annually for a period of three years and the opportunity to earn a bonus each year.

     The base salaries of the Company's other executive officers are determined by Mr. Rovansek with the approval of the Compensation and Stock Option Committee. Individual salaries are determined based on historical salary levels within the Company or the salary level of the officer at the time he commenced employment with the Company, and salary levels generally correspond to the level of responsibility of each executive. Increases are generally determined with regard to available earnings and individual performance.

BONUS COMPENSATION

     Annual bonuses for executive officers of the Company, including the Chief Executive Officer, are determined by a bonus plan approved by the Compensation and Stock Option Committee and are awarded by the Compensation and Stock Option Committee based upon operating income targets. No bonuses were awarded for the fiscal year ended January 29, 2000.

LONG-TERM INCENTIVE

     The Company's Stock Option Plan (the "Option Plan") authorizes the Compensation and Stock Option Committee to grant to employees of the Company and its subsidiaries incentive or non-qualified stock options. The Compensation and Stock Option Committee determines the prices and terms at which such options may be granted. The purpose of the Option Plan is to encourage stock ownership by the persons instrumental to the success of the Company in order to give them a greater personal interest in the Company's business.

     On May 20, 1997, Mr. McKee was granted options to purchase 50,000 shares of Common Stock pursuant to the Option Plan at an exercise price of $5.75 per share; such options vest and become exercisable in five cumulative annual increments of 20% of the initial grant, commencing May 20, 1998, and expire May 20, 2007. On June 2, 1997, Mr. Halpin was granted options to purchase 7,142 shares of Common Stock pursuant to the Option Plan at an exercise price of $5.75 per share; such options vest and become exercisable in five cumulative annual increments of 20% of the initial grant, commencing June 2, 1998, and expire June 2, 2007. On September 17, 1997, Mr. Kuptsis was granted options to purchase 25,000 shares of Common Stock pursuant to the Option Plan at an exercise price of $6.8125 per share; such options vest and become exercisable in five cumulative annual increments of 20% of the initial grant, commencing September 17, 1998.

     On October 1, 1998, each of Messrs. Halpin and Kuptsis was granted an option to purchase 15,000 shares of Common Stock pursuant to the Option Plan at an exercise price of $2.875 per share; such options vest and become exercisable in five cumulative annual increments of 20% of the initial grant, commencing October 1, 1999, and expire October 1, 2008. On November 30, 1998, Mr. Rovansek, currently Chief Executive Officer, was granted options to purchase 80,000 shares of Common Stock pursuant to the Option Plan at an exercise price of $2.125 per share; such options vest and become exercisable as follows: 42% after one year, 83% after two years and 100% after three years. Vesting commences on November 30, 1999 and the options expire on November 30, 2008. Mr. Rovansek was also granted options on November 30, 1998 to purchase 20,000 shares of Common Stock separate and aside from the Option Plan at an exercise price of $2.125 per share; such options vest and become exercisable after three years. The options expire on November 30, 2008. On April 8, 1999, Messrs. Halpin, Kuptsis and McKee were granted options to each purchase 10,000 shares of Common Stock at an exercise price of 2.625 per share, half of which was pursuant to the Option Plan and half of which were separate and aside from the Option Plan; such options vest and become exercisable in five cumulative annual increments of 20% of each initial grant, commencing April 8, 2000 and expire April 8, 2009. On June 1, 1999, Mr. McKee was granted options to purchase 75,000 shares of Common Stock separate and aside from the Option Plan at an exercise price of 2.875 per share; such options vest and become exercisable in five cumulative annual increments of 20% of the initial grant, commencing June 1, 2000, and expire June 1, 2009.

     Non-qualified options to purchase 4,000 shares of Common Stock are granted automatically under the Option Plan to each person serving as a non-employee director immediately following each Annual Meeting of Shareholders. The annual grant of non-qualified options to non-employee directors is in addition to cash meeting fees paid by the Company to such directors, thereby tying such directors' compensation to the performance of the Company's Common Stock.

                                          Compensation Committee

                                          Howard I. Bernstein
                                          R. Scott Morrison, Jr.

                               PERFORMANCE GRAPH

     The following graph sets forth a comparison of cumulative total returns for: (i) the Company's Common Stock (which is traded on the Nasdaq Stock Market); (ii) the CRSP Total Return Index for the Nasdaq Stock Market; and (iii) the CRSP Total Return Index for Nasdaq Retail Trade Stocks.

     On December 1, 1993, the Company's Common Stock began trading on the Nasdaq Stock Market under the symbol CLXG. On July 30, 1996, the Company's shareholders approved a change in the Company's name to Successories, Inc. On September 16, 1996, the Company's stock began trading on the Nasdaq Stock Market under the symbol SCES. All returns were calculated assuming dividend reinvestment.

                               SUCCESSORIES, INC.
                              COMPARATIVE RETURNS

                                    [GRAPH]

------------------------------------------------------------------------------------------------------------------------
                                  04/28/95       02/03/96       02/01/97       01/31/98       01/30/99       01/29/00
------------------------------------------------------------------------------------------------------------------------
 Successories, Inc.                 $100          101.67          93.33          81.67          36.67          25.00
 Nasdaq Stock Market                $100          127.72         165.72         195.60         305.97         461.46
 Nasdaq Retail Trade Stocks         $100          111.00         136.33         159.07         194.49         159.38

     Assumes $100 invested on April 28, 1995 in Successories, Inc. common stock, the CRSP Total Return Index for the Nasdaq Stock Market and the CRSP Total Return Index for Nasdaq Retail Trade Stocks.

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     On April 6, 1993, the Company established a Compensation Committee of the Board of Directors for purposes of making certain executive compensation decisions. On May 21, 1996, the Stock Option Committee was combined with the Compensation Committee to form the Compensation and Stock Option Committee. Messrs. Bernstein and Morrison are members of the Compensation and Stock Option Committee. At the request of the Compensation and Stock Option Committee, Mr. Rovansek has and will confer with the Committee and make recommendations for the salaries and bonuses of the executive officers.

DIRECTOR COMPENSATION

     Each non-employee director shall receive cash compensation in the amount of $1,000 plus travel expenses for each meeting of the Board of Directors attended. In addition, each non-employee director receives an annual option grant to acquire 4,000 shares of Company common stock at the closing bid price on the Nasdaq Stock Market on the date of the Company's Annual Meeting of Shareholders pursuant to the Company's Option Plan. Such options vest fully upon the first anniversary of the date of grant, pursuant to the terms of individual option agreements. In addition, non-employee directors receive $500 plus travel expenses for attending each meeting of Committees on which they serve.

EMPLOYMENT AGREEMENTS

     In March 1996, the Company entered into an employment agreement with Arnold
M. Anderson which provides that he will receive a minimum base salary of $200,000 per year annually for three years plus the opportunity to earn a bonus each year. Effective December 6, 1998, Mr. Anderson's base salary increased to $225,000. In addition, the employment agreement provides that commencing in the fiscal year ended February 1, 1997, Mr. Anderson and the Board of Directors shall agree each fiscal year upon the specific performance standards and criteria that will be used to determine how the bonus is actually earned and shall agree upon the amount of the actual bonus opportunity for such fiscal year. Mr. Anderson and the Board of Directors have agreed to have the Compensation and Stock Option Committee set said performance standards and criteria. Pursuant to the agreed upon formula, Mr. Anderson received no bonus for the fiscal year ended January 29, 2000.

     In October 1998, the Company entered into an employment agreement with Gary
J. Rovansek which provides that he will receive a minimum base salary of $225,000 per year annually for three years plus the opportunity to earn a bonus each year. In addition, the employment agreement provides that within 30 days after the commencement of each fiscal year, Mr. Rovansek and the Board of Directors shall agree upon the specific performance standards and criteria that will be used to determine how the bonus is actually earned and shall agree upon the amount of the actual bonus opportunity for such fiscal year. Mr. Rovansek and the Board of Directors have agreed to have the Compensation and Stock Option Committee set said performance standards and criteria. Pursuant to the agreed upon formula, Mr. Rovansek received no bonus for the fiscal year ended January 29, 2000.

     In June 1999, the Company entered into an employment agreement with Michael
H. McKee, which provides that he will receive a minimum base salary of $150,000 per year annually for three years plus the opportunity to earn a bonus each year. In addition, the employment agreement provides that Mr. McKee shall be eligible to participate in the bonus plans made available generally to the Chief Executive Officer, Chief Operating Officer and senior executives of the Company. Pursuant to the agreed upon formula, Mr. McKee received no bonus for the fiscal year ended January 29, 2000.

     Each employment agreement provides that unless either party, at least one year prior to the conclusion of the term of employment, provides written notice to the other party of that party's intention not to renew the employment agreement, the term of employment is automatically extended for one additional year. Each employment agreement provides that there is no limit on the number of extensions of the term of employment. Under the terms of each agreement, if the Company terminates the employment of the officer, other than for "just cause," or if the officer terminates his employment for "good reason," the Company shall pay for Messrs. Anderson and Rovansek the remainder of his base salary during the remainder of his term of employment, or for a period of one year, whichever is greater and the Company shall pay for Mr. McKee the remainder of his base salary during the remainder of his term of employment, or for a period of 24 months, whichever is less. "Just cause" includes (a) an act of fraud or dishonesty by the employee; (b) a felony committed by the employee; and (c) a material breach by the employee of his employment agreement. "Good reason" includes (a) the assignment to the employee of duties inconsistent with his position; (b) a reduction in his minimum base salary or benefits or breach of the Company's obligations under the employment agreement; (c) subsequent to a change in control, the failure by the Company to obtain from its successor the assumption of the employment agreement; and (d) subsequent to a change in control, any purported termination of the officer's employment not effected pursuant to the notice provisions of the agreement.

TERMINATION AGREEMENT

     In September 1997, the Company entered into a termination agreement with Steven D. Kuptsis, which was amended in August 1998 and provided that Mr. Kuptsis would receive a cash payment equal to three quarters (3/4) of his base salary if his employment was terminated by the Company other than for "just cause." Mr. Kuptsis was also entitled to receive such payment in the event that he terminated his employment due to "just cause to resign" following a change in control of the Company. The term "just cause" was defined as the termination of the employment of Mr. Kuptsis on account of a determination by an independent arbitrator that Mr. Kuptsis: (i) committed an act of proven dishonesty or gross negligence in the performance of his duties or obligations thereunder; or (ii) committed a material act of misfeasance or malfeasance, disloyalty or breach of trust with respect to the Company or its affiliates. Under the terms of the agreement "just cause to resign" meant that Mr. Kuptsis could resign his position following a change in (a) the ownership of the Company, (b) the effective control of the Company, or (c) the ownership of a substantial portion of the assets of the Company, if he determined that continued employment with the Company would not be in his best professional or career interests.

CERTAIN TRANSACTIONS

     All transactions between the Company and its officers, directors, and principal shareholders are required to be approved by a majority of the independent and disinterested non-employee directors and must be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

     During the fiscal year ended January 29, 2000, the Company incurred professional fees of $128,448 for services provided by Vedder, Price, Kaufman & Kammholz, a law firm of which Guy E. Snyder is a partner. Mr. Snyder was a Director of the Company until October 18, 1999. The Company also paid consulting fees of $48,381 to the accounting firm of Coyle, Fanning & Company, of which Seamas T. Coyle is a partner and who was a Director of the Company until October 18, 1999.

     During the fiscal year ended January 29, 2000, the Company sold 503,092 shares of Series A Convertible Preferred Stock at a price of $2.425 per share. The Jack Miller Family Limited Partnership #1, of which the general partner is the Jack Miller Trust dated January 18, 1984, and the sole trustee of which is Jack Miller, Chairman of the Board of the Company, and the Howard I. Bernstein Declaration of Trust dated April 28, 1987, the trustee of which is Howard I. Bernstein, a director of the Company, purchased an aggregate of 494,845 shares of the Series A Convertible Preferred Stock.

     During the fiscal year ended January 29, 2000, the Company sold 101,667 shares of Series B Convertible Preferred Stock at a price of $15 per share. The Jack Miller Family Limited Partnership #1, of which the general partner is the Jack Miller Trust dated January 18, 1984, and the sole trustee of which is Jack Miller, Chairman of the Board of the Company, and Gary J. Rovansek, President and Chief Executive Officer of the Company, purchased an aggregate of 51,667 shares of the Series B Convertible Preferred Stock.

     Sales by the Company of the Series A and the Series B Convertible Preferred Stock to related parties were at the same price and on the same terms and conditions as sales of said stock to outside investors.

     During the fiscal year ended January 29, 2000, the Company agreed to an extension of certain indebtedness owed by Arnold M. Anderson, officer and director of the Company, to the Company. On December 9, 1999, Mr. Anderson executed a Second Amended and Restated Promissory Note in the principal amount of $107,625 plus interest due on June 30, 2003, and payable in annual installments, provided that annual installments shall be forgiven if the Company meets annual target earnings. Mr. Anderson's Second Amended and Restated Promissory Note replaces an Amended and Restated Promissory Note dated September 3, 1998, and is secured by a pledge of certain shares of common stock of the Company beneficially owned by Mr. Anderson.

     During the fiscal year ended January 29, 2000, the Company agreed to an extension of certain indebtedness owed by Michael H. McKee, an officer of the Company, to the Company. On December 9, 1999, Mr. McKee executed an Amended and Restated Promissory Note in the principal amount of $25,000 plus interest due on June 30, 2003, and payable in annual installments, provided that annual installments shall be forgiven if the Company meets annual target earnings. Mr. McKee's Amended and Restated Promissory Note replaces a Promissory Note dated June 5, 1997. Mr. McKee is also indebted to the Company in the principal amount of $32,732 under the terms of a demand note dated July 15, 1997, which provides for the payment of annual installments of accrued unpaid interest.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, executive officers, and any persons owning more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the SEC.

     To the best of the Company's knowledge, all of these filing requirements were satisfied, except: Howard I. Bernstein, a director of the Company, filed one late report covering his initial ownership; Michael H. McKee, Senior Vice President and Creative Director of the Company, filed one late report covering one transaction; R. Scott Morrison, Jr., a director of the Company, filed one late report covering his initial ownership and one late report covering one transaction; Gary J. Rovansek, President, Chief Executive Officer and a director of the Company, filed one late report covering one transaction; and Kenneth Taylor, Vice President of Operations of the Company, filed one late report covering his initial ownership and one late report covering three transactions.

                                     ITEM 2

            PROPOSED RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of its Audit Committee, the Board of Directors retained Arthur Andersen LLP ("Arthur Andersen") as independent accountants for the Company to audit its consolidated financial statements of the Company for the fiscal years ended February 1, 1997, January 31, 1998, January 30, 1999 and January 29, 2000. On May 11, 2000, the Board of Directors engaged Crowe, Chizek and Company, LLP ("Crowe Chizek") as independent accountants for the Company to audit its consolidated financial statements for the fiscal year ending February 3, 2001, and to perform audit-related services. The Board has directed that the appointment of Crowe Chizek be submitted to the shareholders for ratification.

     If the shareholders do not ratify the selection of Crowe Chizek, the Audit Committee and the Board of Directors will reconsider the appointment. The Company has been advised by Crowe Chizek that it expects to have a representative present at the Annual Meeting and that such representative will be available to respond to appropriate questions. Such representative will also have the opportunity to make a statement if he or she desires to do so.

     Proxies will be voted for or against approval of this ratification in accordance with the specifications marked thereon, and will be voted in favor of ratification if no specification is made. Ratification requires the favorable vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy, assuming that a quorum is present.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF CROWE, CHIZEK AND COMPANY, LLP AS INDEPENDENT ACCOUNTANTS.

ACCOUNTANT INFORMATION

     On May 9, 2000, the Company dismissed Arthur Andersen as its independent auditors. On May 11, 2000, the Company engaged Crowe Chizek as its new independent accountants to audit the Company's financial statements. The Company's Audit Committee recommended and the Board of Directors approved the decision to change independent accountants.

     Arthur Andersen reported on the Company's financial statements for the fiscal years ended February 1, 1997, January 31, 1998, January 30, 1999 and January 29, 2000.

     The reports of Arthur Andersen on the Company's financial statements for the fiscal years ended February 1, 1997, January 31, 1998, January 30, 1999 and January 29, 2000, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     In connection with its audits for the fiscal years ended February 1, 1997, January 31, 1998, January 30, 1999, and January 29, 2000, and through May 9, 2000, there have been no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arthur Andersen would have caused them to make reference thereto in their reports on the financial statements for such periods, and there has been no matter that was the subject of a "reportable event" (as defined in Regulation S-K, Item 304(a)(l)(v)).

     During the fiscal years ended February 1, 1997, January 31, 1998, January 30, 1999 and January 29, 2000, and through May 11, 2000, the Company has not consulted with Crowe Chizek regarding the application of accounting principles to any transaction or the type of audit opinion that might be rendered on the Company's financial statements or any matter that was the subject of a disagreement or reportable event with the former auditor (as described in Regulation S-K Item 304(a)(1)(v)).

     The Company requested that Arthur Andersen furnish it with a letter addressed to the Commission stating whether it agreed with the above statements. A copy of such letter, dated May 13, 2000, was furnished to the Company.

                                 OTHER MATTERS

SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be included in the Company's proxy statement and form of proxy relating to, and to be presented at, the Annual Meeting of Shareholders of the Company to be held in 2001 must be received by the Company on or before February 5, 2001.

     Additionally, if a proponent of a shareholder proposal at the Annual Meeting of Shareholders to be held in 2001 fails to provide notice of the intent to make such proposal by personal delivery or mail to the Secretary of the Company on or before February 5, 2001 (or by an earlier or later date, if such date is established by amendment to the Company's By-laws), then any proxy solicited by management may confer discretionary authority to vote on such proposal.

VOTING PROXIES

     The enclosed proxy card confers authority to vote, in accordance with the instructions contained in the proxy, with respect to the election of the nominees for director specified in this Proxy Statement and the ratification of Crowe Chizek as the Company's independent accountants. The proxy will be voted in accordance with the choices indicated thereon. If no specifications are made, proxies will be voted "FOR ALL NOMINEES" for director, and "FOR" the ratification of Crowe Chizek as independent accountants.

OTHER BUSINESS

     The Board of Directors knows of no other business that will be presented at the meeting. Should any other business come before the meeting, it is the intention of the persons named in the enclosed proxy form to vote in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          /s/ Gregory J. Nowak
                                          Gregory J. Nowak
                                          Secretary

Aurora, Illinois
June 5, 1999

                                     [LOGO]

                                  SUCCESSORIES

 Your are urged to mark sign and return your proxy without delay in the return envelope provided for that purpose, which requires no postage if mailed in the
                                 United States.



                                                       DETACH PROXY CARD HERE
------------------------------------------------------------------------------------------------------------------------------------
    THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN AND
    IN THE ABSENCE OF SUCH INSTRUCTIONS SHALL BE VOTED FOR ELECTION OF THE
    DIRECTOR NOMINEES DESCRIBED IN ITEM (1) AND FOR ITEM (2), IF OTHER
    BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN
    ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES OR THOSE MATTERS.
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
    You are urged to mark, sign and return your proxy without delay in the return envelope provided for that purpose, which requires no postage if mailed in the United States.

                                                                                                         [LOGO]


                                                                                                      SUCCESSORIES

                                                                                          If you plan to personally attend the
                                                                                          Annual Meeting of Shareholders on July 25,
                                                                                          2000, please check the box below and list
                                                                                          name(s) of attendee(s) on reverse side.

                                           Dated                     , 2000               Return this sub in the enclosed envelope
                                                  -------------------                     with your completed proxy card.

                                           --------------------------------

                                           --------------------------------


    When signing the proxy, please date it and take care to have the signature conform to the shareholder's name as it appears on this side of the proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees
    and guardians should so indicate when signing.                                        I do plan to attend the meeting.   [ ]

PROXY                          SUCCESSORIES, INC.
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JULY 25, 2000

The undersigned shareholder of Successories, Inc. does hereby acknowledge receipt of Notice of said Annual Meeting and accompanying Proxy Statement and constitutes and appoints Jack Miller, Gary J. Rovansek and Gregory J. Nowak, or any one of them, with full power of substitution, to vote all shares of stock of Successories, Inc. which the undersigned is entitled to vote, as fully as the undersigned could do if personally present, at the Annual Meeting of Shareholders of said Corporation to be held on Tuesday, July 25, 2000 at 10:00 A.M., Central Daylight Savings Time, and at any adjournments thereof, at Stonebridge Country Club, 2705 Stonebridge Boulevard, Aurora, Illinois 60504.

 (1) The election of the following Directors Class I, Howard I. Bernstein and Lawrence A. Hodges; Class II, Leslie Nathanson Juris and R. Scott Morrison, Jr., and Class III, Jack Miller.

     [ ] FOR ALL NOMINEES EXCEPT NOMINEE(S) WRITTEN IN SPACE BELOW:

     ---------------------------------------------------------------------------
     [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

 (2) The proposal to ratify the appointment of Crowe, Chizek and Company, LLP as independent accountants for the fiscal year ending February 3, 2001.

     [ ] FOR                     [ ] AGAINST                 [ ] ABSTAIN

 (3) As such proxies may in their discretion determine upon such other matters as may properly come before the meeting.

     [ ] FOR                     [ ] AGAINST                 [ ] ABSTAIN






                          (Continued on reverse side)